Exhibit 77q1(e)

Sub-Item 77Q1(e)

Amended Schedule A to the Investment Advisory Agreement (amended as of August 19, 2015). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 1, 2015 (Accession No. 0001193125-15-308407).